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                                                                  EXHIBIT 23.2






                      CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Shareholders
Success Bancshares, Inc.
Lincolnshire, Illinois


We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 4, 1995 on our audit of the consolidated statements of income, shareholders' equity, and cash flows of Success Bancshares, Inc. for the year ended December 31, 1994.


                                                 Crowe, Chizek and Company LLP

Oak Brook, Illinois
July 30, 1997